Exhibit 10.1

PHOTOWORKS, INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

THIS CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of the 30th day of May, 2006 (the “Effective Date”) by and among PHOTOWORKS, INC., a Washington corporation (the “Company”), and the purchasers identified on the signature page hereof and included in Exhibit A hereto (the “Purchasers”).

RECITALS

A.           On the terms and subject to the conditions set forth herein, the Company desires to issue and sell, and the Purchasers desire to purchase a convertible note in the principal amount set forth opposite the Purchaser’s name on Schedule 1 attached hereto and in substantially the form attached to this Agreement as Exhibit A (the “Note”), which shall be convertible on the terms stated therein into equity securities or Common Stock of the Company, par value $0.01 per share (the “Common Stock”) as provided in the Note (the “Conversion Shares”), and a warrant to purchase Common Stock of the Company, in substantially the form attached to this Agreement as Exhibit B (the “Warrant”) to purchase that number of shares of Common Stock indicated with respect to the Purchaser on Schedule 1 attached hereto. The shares of Common Stock issuable upon exercise of the Warrants shall be hereinafter referred to as the “Warrant Shares”. The Note, the Warrants, the Warrant Shares, and the Conversion Shares are collectively referred to herein as the “Securities”.

B.           Capitalized terms not otherwise defined herein shall have the meanings set forth in the form of Note or Warrant, as applicable.

NOW, THEREFORE, the parties hereby agree as follows:

1.	PURCHASE AND SALE OF THE SECURITIES

Subject to the terms of this Agreement, the Purchasers hereby agree to purchase from the Company and the Company agrees to sell and issue to the Purchasers a Note in the principal amount set forth on Schedule 1 opposite the Purchaser’s name and a Warrant to purchase that number of shares of Common Stock indicated with respect to each Purchaser on Schedule 1.

2.	CLOSING

2.1  Closing Date. The closing of the purchase and sale of the Notes and Warrants pursuant to this Agreement (the “Closing”) shall be held on the Effective Date, or at such other time as the Company and the Purchasers shall agree (the “Closing Date”). The Closing shall take place at the principal executive offices of the Company located at 71 Columbia Street, Seattle, WA 98104. In the event there is more than one closing, the term “Closing” shall apply to each such closing, unless otherwise specified herein.

2.2  Delivery at Closing. At Closing, the Company shall deliver to the Purchasers the Notes and Warrants to be purchased by the Purchasers against (a) payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank designated by the Company, (b) delivery of counterpart signature pages to this Agreement, and (c) delivery of a validly completed and executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing the Purchaser’s exemption from withholding tax, which forms are attached to this Agreement as Exhibit C.

2.3  Use of Proceeds. The Company shall use the proceeds from the sale of the Notes and Warrants for general corporate purposes.

3.	DEFINITIONS

For purposes of this Agreement the following terms shall have the following meanings:

3.1	“Commission” means the Securities and Exchange Commission.
3.2	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

3.3  “Intellectual Property” means patents, patent applications, trademarks, service marks, mask works, trade names, copyrights, trade secrets, information, proprietary rights and processes.

3.4  “Incentive Plans” means collectively the Incentive Stock Option Plan as amended and restated as of April 1, 1996, the 1987 Stock Option Plan, as amended and restated as of April 1, 1996, the 1993 Employee Stock Purchase Plan, as amended and restated as of May 31, 1995, the 1999 Employee Stock Option Plan dated October 20, 1999, the 1999 Stock Incentive Compensation Plan, approved by the Company’s board of directors on November 23, 1999 and as later amended, the Nonqualified Stock Option Agreement between the Company and Philippe Sanchez dated October 17, 2003 and the 2005 Equity Incentive Plan.

3.5    “Investor Rights Agreement” means the Investor Rights Agreement between the Company and the Purchasers dated as of the Closing Date.

3.6   “Material Adverse Event” means any change, event or effect that is materially adverse to the general affairs, business, operations, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that the following shall not be taken into account in determining a “Material Adverse Event”: (a) any adverse change, event or effect that is directly attributable to conditions affecting the United States economy generally unless such conditions adversely affect such party in a materially disproportionate manner, and (b) any adverse change, event or effect that is directly attributable to conditions affecting the Company’s industry generally, unless such conditions adversely affect such party in a materially disproportionate manner.

3.7	“Material Contracts” has the meaning ascribed to such term in Section 6.12.

3.8  “Post-Recap Investor Rights Agreement” means the Amended and Restated Investor Rights Agreement dated February 16, 2005.

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3.9        “Schedule of Exceptions” means the schedule of exceptions to the representations and warranties of the Company in Section 6.

3.10      “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

3.11	“SEC Reports” has the meaning ascribed to such term in Section 6.21.

3.12        “Subsidiary” means any corporation, partnership or other entity more than 50% of whose equity interests (measured by virtue of voting rights) in the aggregate is owned by the Company or which is otherwise controlled by or under common control with the Company.

3.13       “Transactional Agreements” means this Agreement, the Note, the Warrant and the Investor Rights Agreement.

4.	PURCHASER'S CLOSING CONDITIONS

4.1  Purchaser's Closing Conditions. The Purchasers’ obligation to purchase the Notes and Warrants are subject to the fulfillment as of Closing of the following conditions, any of which the Purchasers may waive in accordance with the terms hereof:

(a)  Representations and Warranties True. The Company’s representations and warranties set forth herein in Section 6 below shall be true and correct when made and shall be true and correct in all material respects as of such Closing as if made on and as of such date, except for representations qualified by materiality, which shall be correct in all respects.

(b)  Compliance with Covenants. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

(c)  Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes and Warrants pursuant to this Agreement shall be duly obtained and effective as of such Closing, other than notice filings in accordance with state securities law that may be filed post-Closing.

(d)  Officers Certificate. At the Closing, the President and Chief Executive Officer of the Company shall deliver to the Purchaser a certificate in form and substance satisfactory to Purchaser certifying as to: (i) resolutions of the Company’s Board of Directors authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby; (ii) the Company’s by-laws in effect as of the Closing; (iii) the Company’s Articles of Incorporation, as amended in full force and effect as of the Closing; (iv) the satisfaction of the conditions set forth in Sections 4.1(a), (b) and (c) above.

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(e)    Opinion of the Company’s Counsel. The Purchaser shall have received from Heller Ehrman LLP, legal counsel for the Company, an opinion dated the Closing Date, in the forms attached as Exhibit 4.1(f).

5.	COMPANY'S CLOSING CONDITIONS

5.1         Company’s Closing Conditions. The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment at or before Closing of each of the following conditions, any of which may be waived in writing by the Company.

(a)  Representations and Warranties True. The representations and warranties of the Purchaser contained in Section 7 shall be true in all material respects on and as of the Closing with the same effect as if made on and as of the Closing.

(b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

(c) Payment of Purchase Price. The Purchasers shall have delivered to the Company in accordance with Section 2 the purchase price for the Notes and Warrants, as applicable, as set forth on Schedule 1 hereto.

6.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY TO PURCHASER.

Except as set forth in the Schedule of Exceptions, the Company hereby represents and warrants to the Purchaser that:

6.1	Corporate Organization and Authority. The Company:

(a)  is a corporation duly organized and validly existing under the laws of the State of Washington;

(b)  has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted;

(c)  is qualified as a foreign corporation in all jurisdictions in which such qualification is required, other than those jurisdictions in which its failure to so qualify would not constitute a Material Adverse Event; and

(d)  by-laws and Articles of Incorporation, as amended, both in the form delivered to the Purchaser, are in full force and effect as of the Closing Date.

6.2  Capitalization. Immediately prior to the Closing, the authorized capital of the Company consists of:

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(a)  Preferred Stock. 2,000,000 shares of Preferred Stock, $0.01 par value, of which 105,000 shares have been designated Series RP Preferred Stock (none of which are outstanding), 15,000 shares have been designated as Series A Preferred Stock (none of which are outstanding, and 36,830 shares have been designated as Series B Preferred Stock (none of which are outstanding).

(b)  Common Stock. 101,250,000 shares of Common Stock, $0.01 par value, of which 19,794,672 shares are duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid, and nonassessable.

(c)  Other Securities. As of the Closing Date, the Company will have reserved for issuance: (i) 1,460,038 shares of Common Stock for issuance upon exercise of the warrants listed in the Schedule of Exceptions; (ii) 4,495,100 shares of Common Stock for issuance under the Company’s Incentive Plans; (iii) the shares of Common Stock that will be reserved for issuance upon conversion of the Notes; and (iv) 1,000,000 shares of Common Stock for issuance upon exercise of the Warrants. Except for (x) the shares of Common Stock reserved for issuance as described in clauses (i) through (iv) above, (y) the Post-Recap Rights Agreement; and (z) the Investor Rights Agreement, there are no outstanding rights of first refusal, registration rights, preemptive rights or other securities, rights, warrants, options, conversion privileges, subscriptions, or other instruments or agreements, either directly or indirectly, to purchase or otherwise acquire or issue or convertible into or exercisable for any equity securities of the Company or with any holders of any of the Company’s securities.

6.3  Subsidiaries. The Company does not presently own, have any investment in, or control, directly or indirectly, any Subsidiaries or other entities, other than the following Subsidiaries: Seattle FilmWorks Manufacturing Company, OptiColor, Inc. and PhotoWorks Digital Imaging, Inc. Each of the Subsidiaries:

(a)  is duly organized, validly existing and in good standing in the state of its incorporation;

(b)  has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted; and

(c)  is qualified as a foreign corporation in all jurisdictions in which such qualification is required, other than those jurisdictions in which its failure to qualify would not constitute a Material Adverse Event.

6.4  Corporate Power. The Company will have on the Closing Date all requisite legal and corporate power and authority to execute and deliver the Transactional Agreements, to issue the Notes and the Conversion Shares, to issue and sell the Warrants hereunder, to issue the Warrant Shares upon exercise of the Warrants, and to carry out and perform its obligations under the terms of the Transactional Agreements.

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6.5  Financial Statements. The audited financial statements of the Company as of and for the period ended September 24, 2005 and the unaudited financial statements of the Company as of and for the period ended March 24, 2006, both as contained in the SEC Reports (collectively, the “Financial Statements”) are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and fairly present the Company’s financial position as of those dates and the results of operations and changes in its financial position for such periods then ended. Except as set forth in the Financial Statements, the Company has no material liabilities except for current liabilities incurred in the ordinary course of business subsequent to March 24, 2006 which are not, either individually or in the aggregate, materially adverse to the Company. The Company has no material contingent obligations which are not disclosed in the SEC Reports. Each of the Company and its subsidiaries maintains systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) and has no reason to believe that they will not be effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

6.6  Authorization.  All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery, and performance of all obligations under the Transactional Agreements has been taken. The Transactional Agreements constitute legally binding and valid obligations of the Company enforceable in accordance with their respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other laws relating to or affecting the rights of creditors generally, and such enforcement may be limited by equitable principles of general applicability.

6.7  Valid Issuance. The Note and the Warrants, when issued, sold, and delivered in accordance with the terms and for the consideration expressed in this Agreement, will be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws and without violation of applicable usury laws) fully-paid and non-assessable. The Common Stock issuable upon conversion of the Note and Warrant Shares have been duly and validly reserved and, assuming the Common Stock is issued in accordance with the Note and the Articles of Amendment, respectively, and the Warrant Shares are issued in

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accordance with the terms of the Warrants, will be duly and validly issued (including, without limitation, issued in compliance with all applicable federal and state securities laws) fully-paid and non-assessable and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed thereon by the holders; provided, however, that the Notes, the Conversion Shares, the Warrants and the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws. The Shares, the Conversion Shares and the Warrant Shares are not subject to any preemptive rights or rights of first refusal.

6.8  Changes in Condition. Except as specifically set forth in this Agreement or in the SEC Reports, since March 24, 2006, (a) the Company has not entered into any transaction which was not in the ordinary course of business, (b) there has been no Material Adverse Event, (c) the Company has not incurred any material tax liability, (d) there has been no resignation or termination of employment of any executive officer or key employee of the Company and the Company does not know of any impending resignation or termination of employment of any such officer or key employee, (e) there has been no labor dispute involving the Company or any of its respective employees and, to the Company’s knowledge, none is pending or threatened, (f) there has been no waiver by the Company of a valuable right or of a debt owing to the Company, (g) there has not been any satisfaction or discharge of any material lien, claim or encumbrance or any payment of any material obligation by the Company except in the ordinary course of business, (h) there has been no direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business, (i) there has been no material change in any compensation arrangement or agreement with any executive officer, director, key employee or shareholder, (j) the Company has not declared or paid any dividend or other distribution of assets of the Company, (k) there has not been any sale, assignment or transfer of any Intellectual Property, (l) the Company has not incurred, assumed or guaranteed any debt, obligation or liability except for immaterial amounts and for current liabilities incurred in the ordinary course of business which are not, in the aggregate, material, and (m) there has not been any change in a Material Contract to which the Company is a party or by which it is bound which would result in a Material Adverse Event and to the knowledge of the Company no other fact or event is likely to occur, with or without the passage of time, which could reasonably be expected to result in a Material Adverse Event.

6.9  Litigation. There is no action, proceeding, or, to the Company’s knowledge, investigation pending or threatened, or any basis therefor known to the Company to which the Company or any Subsidiary is a party or by which its or their assets are bound. There is no judgment, decree, or order of any court in effect against the Company and the Company is not in default with respect to any order of any governmental authority to which the Company is a party or by which it is bound. There is no action, suit, proceeding, or investigation by the Company currently pending or which the Company presently intends to initiate.

6.10	Patents and Other Proprietary Rights.

(a)  To the Company’s knowledge, the Company has sufficient title and ownership of or sufficient right to use all Intellectual Property necessary for its business as now conducted, and believes it can obtain, on commercially reasonable terms, any additional rights necessary for its business as contemplated at the Closing.

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(b)  No claims have been asserted by any person with respect to the validity of the Company’s ownership or right to use the Intellectual Property.

(c)  The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Intellectual Property or with respect to any license of Intellectual Property which are material to the business of the Company.

(d)  No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Intellectual Property and the Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Intellectual Property in a manner which would result in Material Adverse Event.

(e)  The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Intellectual Property other than in the ordinary course of business or which does not restrict its business as presently proposed to be conducted.

(f)   The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with the Company’s business as proposed to be conducted.

(g)  The Company has not received any communications alleging that the Company or its employees has violated or infringed any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets, or any proprietary rights of any other person or entity.

(h)  The Company has taken reasonable measures to protect the value (and, to the extent applicable, the confidentiality and security) of all Intellectual Property used in its products, services and business. The Company has taken reasonable steps to ensure that employees and consultants who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed Intellectual Property, or who have knowledge of or access to information about Intellectual Property, have entered into an Employee Confidentiality, Inventions, and Non-Competition Agreement.

6.11	Taxes.

(a)  (i) All federal, state, local, and foreign tax returns required to be filed by the Company have been timely filed and are true in all material respects and (ii) (A) all taxes, assessments, fees, and other governmental charges upon the Company, or upon any of its properties, income, or franchises, shown in such returns to be due and payable, (B) any assessments, penalties or interest imposed, and (C) to the Company’s knowledge, all other

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taxes due and payable by the Company, have been paid or will be paid prior to the time they become delinquent.

(b)  The Company has not been advised (i) that any of its tax returns have been or are being audited as of the date hereof or (ii) of any deficiency in assessment related to its federal, state or other taxes. The Company has not agreed to any extension of or waived any statute of limitations relating to any taxes or such other payments. The Company has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

6.12	Company’s Contracts.

(a)  Legality of Contracts. Except as disclosed in the SEC Reports, the Company is not a party to or bound by any contract, commitment or understanding which (i) is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the Commission) which is to be performed after the date of this Agreement, (ii) involves a license or grant of rights to or from the Company involving Intellectual Property applicable to the business of the Company, (iii) contains provisions restricting the development, manufacture or distribution of the Company’s products or services, or (iv) provides indemnification by the Company with respect to infringements of proprietary rights to which the Company or any Subsidiary is a party (all of such types of contracts, communications and understandings, collectively “Material Contracts”). All such contracts and agreements are legally binding, valid, and in full force and effect in all material respects.

(b)  Dividends; Indebtedness. Except as disclosed in the SEC Reports, since the date of the Financial Statements, the Company has not (i) incurred, in the aggregate, any indebtedness for money borrowed in excess of $150,000, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses, (iii) sold, exchanged or otherwise disposed of any of its assets or rights or entered into any agreement or arrangement with respect thereto, other than the sale of its inventory in the ordinary course of business, or (iv) declared or paid any dividends, or authorized any distribution upon or with respect to any class or series of its capital stock.

6.13      Compliance With Other Agreements. The Company is not in violation of (i) any term or provision of its articles of incorporation or bylaws, each as in effect as of the Closing, (ii) any material term or provision of any Material Contract (iii) to the Company’s knowledge, any decree, order, statute, rule or regulation applicable to the Company, in each case, or in the aggregate, the violation of which would constitute a Material Adverse Event. The execution, delivery and performance of the Transactional Agreements by the Company will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice:

(a)	any provision of the Company’s articles of incorporation or bylaws;

(b)  any provision of any judgment, decree or order to which the Company is a party or by which it is bound;

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(c)  any contract, agreement or commitment to which the Company or any Subsidiary is a party or by which any of their respective assets are bound; or

(d)  to the Company’s knowledge, any statute, rule or governmental regulation applicable to the Company.

6.14      Employees. The Company believes its relations with its employees are satisfactory. The Company’s employees are not represented by any labor unions nor, to the Company’s knowledge, is any union organization campaign in progress. The Company is not aware that any of its executive officers or key employees intends to terminate employment nor does the Company have any present intention to terminate the employment of any thereof.

6.15      Transactions with Affiliates. Except as disclosed in the SEC Reports or as contemplated by this Agreement or the Recapitalization Proposal, no employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary and services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any Incentive Plans). To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any Material Contract with the Company. Except for agreements between the Company and its employees pertaining to the terms of their employment or the purchase of shares of Common Stock under the Incentive Plans or as contemplated by this Agreement or the Recapitalization, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates.

6.16       Governmental and Third Party Consents. Subject to the accuracy of the Purchaser’s representations in Section 7 of this Agreement, no consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, local, or provincial governmental authority on the part of the Company is required in connection with the entering into of any of the Transactional Agreements or the issuance and sale of the Note, the Common Stock issuable upon conversion of the Note, the Warrants or the Warrant Shares or the consummation of the transactions contemplated by this Agreement and the other Transactional Agreements, except as may be required for the Recapitalization and filings required by federal and state securities laws.

6.17      Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation or restriction of any government, administrative agency or instrumentality in respect of the conduct of its business or the ownership of its properties. The Company has all material franchises, permits, licenses, and any similar governmental authority necessary for the conduct of its business as now being conducted

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by it and as currently proposed to be conducted. The Company is not in default under any of such franchises, permits, license, or other similar authority.

6.18       Registration Rights. Except as required pursuant to the Post-Recap Rights Agreement, the Company is not presently under any obligation, and has not granted any rights to register any of the Company’s presently outstanding securities or any securities that may hereinafter be issued under the Securities Act.

6.19       Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 7 hereof, the offer, sale and issuance of the Notes, the Conversion Shares, the Warrants and the Warrant Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified or are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf will take any action that would cause the loss of any such exemption.

6.20       Brokers and Finders. The Company has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

6.21       SEC Reports. As of May 30, 2006, the Company had filed with the Commission all required forms, reports, registration statements and documents required to be filed by it with the Commission and made all disclosures required by the Securities Act or the Exchange Act (collectively, the “SEC Reports”), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. As of their respective dates the SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.22      Environmental. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Event and to the best of the Company’s knowledge, (A) the Company is and in the past at all times has been in compliance with all applicable Environmental Laws (as defined below), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals, and (C) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims against the Company. For purposes of this Section 6.22 references to the “Company” include its Subsidiaries and all of its and their respective predecessors.

For purposes of this Agreement, the following terms shall have the following meanings: “Environmental Law” means any United States (or other applicable jurisdiction’s) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, use, disposition or exposure to which is prohibited, limited or regulated by any governmental authority, including, without limitation, as to labeling, storage,

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use, generation, disposition or disposal. “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

6.23      Properties. The Company does not own any real property. The Company has good title to all its personal properties and other assets reflected on the balance sheet included in the Financial Statements which are, in the aggregate, in good repair (reasonable wear and tear excepted), suitable for their respective uses, and free from any liens, charges or encumbrances, other than those imposed in connection with the Company’s credit facilities or capital leases disclosed in the SEC Reports. Any real properties held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company and are free from any liens, charges or encumbrances, other than those imposed in connection with the Company’s credit facility or capital leases disclosed in the SEC Reports.

6.24      ERISA Compliance. The Company and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from the Company’s or any Subsidiary’s failure to comply with ERISA that is reasonably likely to result in the Company incurring any liability that could result in a Material Adverse Event.

7.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser represents and warrants to the Company as follows:

7.1  Purchase for Own Account. The Purchaser represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

7.2  Information and Sophistication. The Purchaser acknowledges that it has received all the information requested from the Company and considers necessary or appropriate for deciding whether to acquire the Securities. The Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. The Purchaser further represents that it or its investment adviser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

7.3  Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

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7.4  Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)  There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b)  The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws.

(c)  Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser (i) in compliance with Rule 144 or Rule 144(k) (or any successor provisions) of the Securities Act so long as the Company is furnished with satisfactory evidence of compliance with such rule or (ii) to a shareholder, member or partner (or retired partner or member) of the Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were a Purchaser hereunder.

7.5  Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

7.6  Foreign Investors. If the Purchaser is not a United States person (as defined by Rule 902(k) under the Securities Act), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Purchaser’s subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of Purchaser’s jurisdiction. Such Purchaser also hereby represents that such Purchaser is not a “10-percent shareholder” as defined in Section 871(h) of the Internal Revenue Code of 1986, as amended.

8.	RESTRICTIVE LEGEND

8.1         The Notes, the Warrants, and the certificates for the Conversion Shares and the Warrant Shares shall bear such restrictive legends as the Company and the Company’s counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following:

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“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR A SIMILAR RULE AS THEN IN EFFECT UNDER THE ACT, OR APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.”

8.2         The Company need not register a transfer of shares bearing the restrictive legend set forth in this Section 8, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of such shares, unless one of the conditions specified in the legend set forth in this Section 8 is satisfied.

9.	MISCELLANEOUS

9.1  Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2  Governing Law. This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents, made and to be performed entirely within the State of Washington.

9.3  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile to the Company by the Purchaser and to the Purchaser by the Company of an executed signature page to this Agreement by the Purchaser who shall previously have been furnished the final form of this Agreement (other than Schedule 1 hereto) and by the Company shall constitute the execution and delivery of this Agreement by the Purchaser and by the Company.

9.4  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5  Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or three days after deposit with the United States Post Office, postage prepaid, addressed to the Company at 71 Columbia Street, Seattle, Washington 98104, or to the Purchaser at its address shown on Schedule 1 or the signature page, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

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9.6  Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser to be bound thereby.

9.7  Expenses. The Company shall pay all costs and expenses incurred by the Company and the Purchaser with respect to the negotiation, execution, delivery and performance of this Agreement and the Note. If action is instituted to collect the Note or to enforce obligations hereunder by the Purchaser, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

9.8  Validity. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.9  Survival of Warranties. The representations, warranties and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, such survival to continue for two (2) years commencing as of the Closing. Such representations, warranties and covenants shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

9.10      Entire Agreement. This Agreement, the Exhibit and Schedule hereto including the Note, the Warrants and the Investor Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[Signature pages follow.]

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                IN WITNESS WHEREOF, the parties have executed this CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT as of the date first written above.

COMPANY:

PHOTOWORKS, INC.

By:

Name:  Philippe Sanchez

Title:    President & CEO

Address: 1260 16th Avenue West

Seattle, WA 98119

SIGNATURE PAGE TO

CONVERTIBLE NOTE, WARRANT AND COMMON STOCK PURCHASE AGREEMENT

PURCHASER:

SUNRA CAPITAL HOLDINGS, LTD.

By:

Name: __________________________

Title: __________________________

Address:

Facsimile:

SIGNATURE PAGE TO

CONVERTIBLE NOTE, WARRANT AND COMMON STOCK PURCHASE AGREEMENT

PURCHASER:

CALIFORNIA PACIFIC CAPITAL LLC

By:

Name:  Joseph Waechter

Title:    Manager

Address: 50 California Street

Suite 1500

San Francisco, CA 94111

Facsimile:

SIGNATURE PAGE TO

CONVERTIBLE NOTE, WARRANT AND COMMON STOCK PURCHASE AGREEMENT

PURCHASER:

THE STEPHEN CHANDLER FAMILY TRUST

By:

Name: Steve Chandler

Title: Trustee__________________________

Address:1592 Virginia Road

San Marino, CA 91108-1934

Facsimile:

SIGNATURE PAGE TO

CONVERTIBLE NOTE, WARRANT AND COMMON STOCK PURCHASE AGREEMENT

PURCHASER:

MATINICUS LP

By:

Name: __________________________

Title: __________________________

Address:187 Foreside Road

Falmouth, ME 04105

Facsimile:

SIGNATURE PAGE TO

CONVERTIBLE NOTE, WARRANT AND COMMON STOCK PURCHASE AGREEMENT

PURCHASER:

KENT JOHNSON

Address:177 Riverside Avenue, Suite F-1050

Newport, CA 92663

Facsimile:

SIGNATURE PAGE TO

CONVERTIBLE NOTE, WARRANT AND COMMON STOCK PURCHASE AGREEMENT

PURCHASER:

JEFFREY HARVEY (IRA)

By:

Name:

Title:

Address:c/o Janney Montgomery Scott LLC

1801 Market Street

Philadelphia, PA 19103

Facsimile:

SIGNATURE PAGE TO

CONVERTIBLE NOTE, WARRANT AND COMMON STOCK PURCHASE AGREEMENT

PURCHASER:

THE TINA P. AND TIMOTHY W. GOODWIN MARITAL TRUST

By:

Name:

Title:

Address:P.O. Box 5330

Saipan, MP 96950

Facsimile:

SIGNATURE PAGE TO

CONVERTIBLE NOTE, WARRANT AND COMMON STOCK PURCHASE AGREEMENT

PURCHASER:

MARK ABELSON

Address:8 Ridgecrest Terrace

San Mateo, CA 94402

Facsimile:

SIGNATURE PAGE TO

CONVERTIBLE NOTE, WARRANT AND COMMON STOCK PURCHASE AGREEMENT

PURCHASER:

JOHN C. JONES

Address:Box 10001, PMB 495

Saipan, MP 96950

Facsimile:

SIGNATURE PAGE TO

CONVERTIBLE NOTE, WARRANT AND COMMON STOCK PURCHASE AGREEMENT

PURCHASER:

PHILIPPE SANCHEZ

Address:6924 SE Allen Street

Mercer Island, WA 98040

Facsimile:

SIGNATURE PAGE TO

CONVERTIBLE NOTE, WARRANT AND COMMON STOCK PURCHASE AGREEMENT

SCHEDULES AND EXHIBITS

Schedule 1	Purchaser Schedule
Exhibit A:	Form of Convertible Note
Exhibit B:	Form of Warrant
Exhibit C:	Purchaser Withholding Exemptions
Exhibit 3.6:	Form of Investor Rights Agreement
Exhibit 4.1(f):	Opinion of Company Counsel

SCHEDULE 1

PURCHASER SCHEDULE

Name of Purchaser	Date of Purchase	Principal amount of Note	Number of Shares subject to Warrants
California Pacific Capital LLC	3/14/2006	500,000	250,000
California Pacific Capital LLC	3/28/2006	500,000	250,000
The Stephen Chandler Family Trust	4/13/2006	150,000	75,000
Matinicus LP	4/13/2006	75,000	37,500
Matinicus LP	5/5/2006	150,000	75,000
Matinicus LP	5/16/2006	150,000	75,000
Sunra Capital Holdings, Ltd.	5/17/2006	200,000	100,000
Kent Johnsen	5/18/2006	100,000	50,000
Jeff Harvey (IRA)	5/18/2006	50,000	25,000
The Tina P. and Timothy W. Goodwin Marital Trust	5/19/2006	250,000	125,000
Mark Abelson	5/23/2006	100,000	50,000
John C. Jones	5/25/2006	50,000	25,000
California Pacific Capital LLC	5/26/2006	125,000	62,500
Philippe Sanchez	5/26/2006	100,000	50,000